UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 16, 2011

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 0-23153

Utah	87-0543981
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

150 West Civic Center Drive, Suite 100, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on December 21, 2011.  All shareholders of record at the close of business on October 26, 2011 were entitled to vote at the annual meeting.  As of the record date, holders of 509,599,297 shares of common stock of the Company were entitled to vote at the meeting.  In addition, holders of 44,853 shares of Series D Preferred Stock of the Company (representing the right to vote the equivalent of 269,118,000 shares of common stock) were entitled to vote at the meeting.  Accordingly, the total number of voting shares deemed outstanding for purposes of the meeting was 778,717,927.

The following directors were elected at the meeting:

			Broker
Director	Votes For	Votes Withheld	Non-votes

John L. Hastings III	407,262,426	62,315,948	51,136,653

Larry G. Schafran	272,902,386	196,675,988	51,136,653

David P. Hanlon	272,993,921	196,584,453	51,136,653

Rene Klinkhammer	380,913,558	88,664,816	51,136,653

George F. Schmitt	380,951,189	88,627,185	51,136,653

Antonio J. Rodriquez	468,745,310	833,064	51,136,653

Winfried Kunz	380,988,989	88,589,385	51,136,653

Other matters voted on at the meeting and the votes cast for, against and withheld are listed below:

NO.	PROPOSAL DESCRIPTION	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
1.	Approval of an amendment to the Company Articles of Incorporation to authorize the classification of the Board of Directors into three classes with staggered terms.	97,934,984	371,320,841	122,549	51,136,653

2.	If the classified board proposal passes the election of three classes of directors.	N/A	N/A	N/A	51,136,653

3.	If the classified board proposal fails the election of seven director nominees to serve until the 2012 Annual Meeting of Shareholders.	See Totals above for election of directors

4.	To approve an amendment to the Company Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 600,000,000 to 1,250,000,000.	510,611,199	9,829,149	274,677	51,136,653

5.	To approve the 2012 Equity Compensation Plan.	272,611,866	196,878,902	87,606	51,136,653

6.	Ratification of Hansen Barnett & Maxwell, P.C. as the Company’s independent registered public accountants	512,212,363	8,142,683	359,981	51,136,653
As shown in the table above, Proposals number 1 and 2 were defeated by vote of the shareholders.  Proposals 3, 4, 5 and 6 were all approved by the shareholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Robert Childers, who has served as a director of the Company since July 2001, did not stand for reelection at the Annual Meeting of Shareholders.  Accordingly, his term of service to the Company as a director expired on December 21, 2011, the date of the meeting.  The Company thanks Mr. Childers for his years of dedicated service.

Immediately following the Annual Meeting of Shareholders of the Company, the newly elected Board of Directors met as a board of directors.  At that meeting, as permitted by the Company Bylaws, the directors voted to expand the total number of directors of the Company from seven (7) to nine (9), and appointed Mr. Daniel Maybe and Mr. David Boone as directors.  It is anticipated that Mr. Maybe will serve on the nomination committee of the board.

Mr. David P. Hanlon, who remains a director, was previously elected Chairman of the Board on December 16, 2011, with compensation and the term of his Chairmanship to be determined at a later date.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

99.1	Press Release dated December 28, 2011, regarding the Annual Meeting of Shareholders and election of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureAlert, Inc.

	By:	/s/ Chad Olsen
Dated: December 28, 2011		Chad Olsen, CFO